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                                                                   Exhibit 10.63

                     AGREEMENT PENDING PURCHASE CONFIRMATION

         This AGREEMENT PENDING PURCHASE CONFIRMATION ("Agreement"), dated as of August 31, 2001 ("Execution Date"), is made and entered into by and among Aquis Wireless Communications, Inc. ("Aquis") and Alert Communications, L.L.C. ("Alert"). Aquis and Alert are sometime referred to herein as a "Party" or the "Parties".

                                    RECITALS

         WHEREAS, Aquis currently operates Commercial Mobile Radio Service ("CMRS") one-way paging systems ("Systems") on multiple frequencies in numerous geographic areas throughout the United States pursuant to licenses ("Licenses") issued to Aquis by the Federal Communications Commission ("FCC").

         WHEREAS, one of these Systems is a one-way paging system ("Midwest System") operating pursuant to licenses ("Midwest Licenses") issued by the FCC in the Paging and Radiotelephone Service on the frequency 931.1875 MHz in the Midwest United States.

         WHEREAS, Aquis and Alert have executed an asset purchase agreement ("Purchase Agreement") pursuant to which Alert will purchase the Midwest System, including the Midwest Licenses, the subscribers to Aquis services in the Midwest System ("Midwest Subscribers") and substantially all assets used in the operation of the Midwest System (collectively the "Midwest Business").

         WHEREAS, the Purchase Agreement requires (or will require) that the Parties obtain requisite prior FCC consent to assignment of the Midwest Licenses from Aquis to Alert pursuant to applications (collectively "Assignment Application") that must be filed with, processed and granted by the FCC (and the requisite period thereafter shall have expired pursuant to which any party shall be able to contest the granting the FCC approval, such that the approval is considered final ("Final FCC Approval")) before the Parties can consummate sale of the assets and de jure assignment of the Midwest Licenses to Alert at a closing ("Purchase Consummation") to be conducted by the Parties pursuant to the Purchase Agreement.

         WHEREAS, it is in both parties best interests that Alert steps in and assume day-to-day operational and management control of the Midwest System and related responsibilities pursuant to this Agreement until Purchase Consummation.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, mutually agree as follows.

1.1 Assumption of Midwest Business At 12:01 AM on September __, 2001 ("Management Date") (which shall be the Closing Date as referred to in the Purchase Agreement) Alert will begin the management of the Midwest System, pursuant to the terms of this Agreement, and assume full day-to-day operational and management responsibilities for operation of the Midwest System, excluding the maintenance of the Midwest Licenses as described in Section 1.2.


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         1.1.1.   Use of Midwest Business Assets. On the Management Date, Aquis
                  will transfer to Alert Aquis' rights to use, have access to and control over certain assets described in the Purchase Agreement which are the assets utilized by Aquis in the operation of the Midwest Business (the "Assets to be Acquired" as defined in the Purchase Agreement), excluding the FCC Licenses.

         1.1.2. On the Management Date, Alert has informed Aquis that it will hire the Aquis employees specified on Schedule 1.1.5 hereto ("Retained Employees").

         1.1.3. On the Management Date, all accounts receivable held or owned by Aquis for Subscribers, including all rights to receive compensation from "calling party pays" agreements, from operation of the Midwest Business (the "Accounts Receivable" as defined in the Purchase Agreement), will be turned over to Alert as manager for administration and collection. The Accounts Receivable transferred on the Management Date will be specified on a schedule agreed to by the Parties and will be valued with the following discount factors as follows so that the total value thereof shall be at least $100,000, which has been committed to by Aquis:

                  (a) 100% of the face amount of Accounts Receivable outstanding for 30 days or less before the Management Date;

                  (b) 70% of the face amount of Accounts Receivable outstanding for between 31 and 60 days before the Management Date;

                  (c) 40% of the face amount of Accounts Receivable outstanding for between 61 and 90 days before the Management Date;

                  (d) 0% of the face amount of Accounts Receivable outstanding for more than 90 days before the Management Date; and

                  (e) 100% of the net amount of those certain Accounts Receivable owed by Ameritech and related to "calling party pays" service.

1.2. Maintenance of the Midwest Licenses. Until Purchase Consummation Aquis will retain control of, and responsibility for, the maintenance of the Midwest Licenses, To that end Aquis will retain access and control over the assets utilized in such maintenance until Purchase Consummation including, but not limited to, the following:

         1.2.1. All transmission equipment utilized in the operation of the Midwest System,

         1.2.2. The paging terminals and all associated hardware and software utilized at the Midwest System to provide service to Subscribers.


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         1.2.3.   The satellite control facilities utilized in the Midwest
                  System, including but not limited to any earth station facilities, satellite space, associated wireline or wireless transmission facilities, hardware and software, whether owned by Aquis or utilized by Aquis pursuant to existing agreements with third parties.

         1.2.4. All site leases, licenses or other agreements ("Site Agreements") pursuant to which Aquis operates transmission equipment at each of the transmitter sites and it being Alert's understanding that Aquis does not currently own the actual sites or supporting structures at any of the transmitter sites.

         1.2.5 All rights to interconnection with the public switched telephone network ("PSTN") utilized by Aquis in the operation of the Midwest System whether pursuant to agreement, tariff or otherwise.

         1.2.6. Those Aquis employees specified on Schedule 1.2.6 hereto ("Engineering Employees").

1.3. No Assumption Of Liability By Alert. It is expressly understood and agreed that the Parties intend that Alert is not and will not be considered to be a successor to Aquis by reason of any theory of law or equity and Alert is not assuming any liabilities or obligations of Aquis, except as specifically agreed to in writing in the Purchase Agreement.

1.4. Title To Midwest Business Assets. Subject to Alert's right to use, have access to and control over the Midwest Business Assets pursuant to
         Section 1.1. hereof, title to the Midwest Business Assets will remain with Aquis during the Term of this Agreement (as hereinafter defined). Title will pass to Alert at Purchase Consummation pursuant to the Purchase Agreement; subject, however, to the provisions of Section 4 hereof.

1.5. Good Faith Cooperation. Aquis agrees to cooperate in good faith, use its best efforts and timely take (or omit to take) any additional action that Alert reasonably believes is necessary to: (i) effectuate the de facto transfer of control of the Midwest System and allow Alert to assume day-to-day operational and management control of the Midwest System; (ii) allow Alert to carry out any other related responsibilities with respect to the Midwest Business specified in this Agreement; and (iii) keep all leases for property and transmitters timely paid in full.

2.       Operation of the Midwest Business

         2.1. Alert Responsibilities. On the Management Date, Alert will assume day-to-day operational and management control of the Midwest Business using the Midwest Business Assets. Alert will use its reasonable best efforts consistent with sound commercial practice to provide for the successful operation of the Midwest Business and Alert will render or obtain all services and perform or cause to be performed all duties necessary or appropriate for the operation of the Midwest Business. Alert's duties will include the following:


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         2.1.1.   Provide service to existing and new Subscribers pursuant to subscriber agreements.

         2.1.2. Supervise, manage and train the Retained Employees for the operation of the Midwest Business.

         2.1.3. Administer the invoicing and collection of all accounts of Subscribers, including new subscribers to the Midwest System, and Accounts Receivable; collect and receive all payments on such accounts; and arrange for the billing and collection of all other revenues, fees, charges or other compensation ("Revenue") due in connection with the Midwest Business.

         2.1.4. Arrange for the payment of all expenses and fees, if any, incurred in connection with the Midwest Business after the Management Date during the Term of this Agreement (as hereinafter defined) ("Expenses").

                  2.1.4.1. The Parties agree that Expenses will be prorated as of the Management Date with Aquis retaining sole responsibility for payment of Expenses prior to the Management Date and Alert assuming responsibility for payment of Expenses after the Management Date in accordance with this Agreement and subject to Section
                           2.3 hereof.

                  2.1.5. Maintain the Customer List and files concerning subscriber agreements for all Subscribers; and

                  2.1.6. Maintain appropriate office recordkeeping, bookkeeping and accounting procedures.

                           2.1.6.1. The Parties agree that Alert will not enter
                                    into any contracts or other agreements
                                    during the Term of this Agreement (as
                                    hereinafter defined) that would result in an obligation to pay expenses and fees in connection with the Midwest Business beyond the Purchase Termination Date (as hereinafter defined); provided, however, that Alert may enter into such contracts and agreements upon the prior written consent of Aquis, such consent in Aquis' sole, reasonable discretion. The Parties agree that in no event will Alert have any liability whatsoever to pay any Expenses incurred after the Purchase Termination Date (as hereinafter defined).


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         2.2.     Aquis Obligations.

                  As the FCC licensee of the Midwest Stations pending Purchase Consummation, Aquis will continue the supervision and maintenance of the Midwest Licenses, Aquis's duties will include the following:

                  2.2.1. Operate and maintain the Midwest System for provision of service to existing and new Midwest Subscribers in compliance with the Midwest Licenses and applicable FCC Rules (as hereinafter defined).

                  2.2.2 Maintain appropriate property, casualty, liability and other insurance for the Midwest System, which will name Alert as an additional insured during the term of this Agreement.

                  2.2,3.   Supervise, manage and train the Engineering
                           Employees.

                  2.2.4. Pay rental under the Site Agreements, on a timely basis, on all leases involving the Midwest Business.

                  2.2.5.   Pay for telephony related to the Midwest System,

                  2.2.6. Aquis will cooperate with Alert and use its best efforts to assist Alert in the operation on the Midwest Business as specified herein.

         2.3.     Additional Obligations.

                  2.3.1.   In addition to its other obligations under this
                           Agreement:

                           2.3.1.1. In the event Alert is unable to pay all
                                    Expenses from Revenue, then Alert will
                                    provide funds to pay such Expenses,

                  2.3.1.2. Aquis will pay for the direct costs related to its obligations under Section 2.2 including, but not limited to, salaries, benefits, payroll taxes, site rental, and telephony, lease expenses and third party maintenance fees. Alert shall have the ability, given that it is to reimburse Aquis for such expenses, to approve and have reasonable veto power over expenses to be incurred by Aquis on behalf of the Midwest Business to the extent Aquis will request Alert to reimburse Aquis. On the last day of each month Aquis will remit an invoice to Alert, in reasonable detail, for such amounts paid in the maintenance of the Midwest System and Midwest Licenses and Alert will promptly reimburse Aquis for the same. Alert will not be responsible for, nor will it be invoiced for, any overhead expenses of Aquis related to the operation of the Midwest System or for any Fees to Aquis related to the operation of the Midwest System.

                  2.3.1.3. If Aquis receives any payments, after the Management
                           Date, of amounts due on Accounts Receivable for which Alert is responsible for administering collections hereunder, Aquis will promptly remit such amounts to Alert.


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                  2.4.     Aquis Inspection. During the Term of this Agreement
                           (as hereinafter defined), Aquis may, upon reasonable prior written request to Alert and at a reasonable time and place, inspect Alert's operation of the Midwest Business and/or the records maintained by Alert in connection with the operation of the Midwest Business.

         3. Compensation. In addition to other consideration provided for in this Agreement and the Purchase Agreement, Alert will retain as compensation for services provided all "Midwest Cash Flow," if any, obtained from operation of the Midwest Business during the Term of this Agreement (as hereinafter defined). Midwest Cash Flow is defined as Revenues plus Accounts Receivable collected during the Term of this Agreement (as hereinafter defined).

         4. If No Purchase Consummation. In the event that the Purchase Agreement terminates without Purchase Consummation, the following provisions apply:

                  4.1. Return Of Midwest Business Assets. As of the date of termination of the Purchase Agreement without Purchase Consummation ("Purchase Termination Date"), Alert will return to Aquis the rights to use, have access to and control over all Midwest Business Assets in existence as of the Purchase Termination Date, normal wear and tear excepted, and Aquis will retain title thereto.

                  4.2. Termination of Alert Operation of Midwest Business. As of the Purchase Termination Date, Alert will cease operating the Midwest Business pursuant to Section
                           2.1 hereof and the Retained Employees will be free to resume their employment with Aquis.

                  4.3. Condition Of Assets. The Parties expressly recognize and agree that the Midwest System may have been modified or transferred during the ordinary course of operation of the Midwest Business Assets (collectively, "Asset Change") during Alert's use thereof in accordance with this Agreement. Alert will have no liability of any nature whatsoever for any Asset Change unless and to the extent such Asset Change was caused by a breach of Alert's duty of care as set forth in Section 2.1 hereof.

                  4.4. Returned Receivables Amount. Within thirty (30) Business Days after the Purchase Termination Date Alert will remit any then outstanding accounts receivable of the Midwest Business,

         5. Representations and Warranties of Aquis. To induce Alert to enter into this Agreement, Aquis hereby represents and warrants to Alert that:

                  5.1. Licenses. Aquis is the bona fide licensee of the Midwest Licenses and Midwest System. The Midwest Licenses for the Midwest Transmitter Sites are to the best of Aquis' actual knowledge valid, in good standing, in full force and effect and constitute:
                           (i) all licenses, permits, and authorizations required by the Communications Act of 1934, as amended (the "Act") and all rules and regulations promulgated by the FCC thereunder ("FCC Rules"), for the construction and operation of the Midwest System; and (ii) all of the licenses, permits and authorizations issued by the FCC to Aquis for or in connection with the Midwest System. Except for the Midwest Licenses, there are no permits, licenses or other authorizations currently held by Aquis, or required by law to be held by Aquis, with respect to ownership of the Assets to be Acquired or operation of the Midwest Business, except where failure to hold such a permit, license or other authorization would not reasonably be expected to materially affect ownership of the Assets to be Acquired or conduct of the Midwest Business.

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                  5.2.     Midwest System Operation. The Midwest System
                           comprised of the Midwest Transmitter Sites to the best of Aquis' actual knowledge has operated and currently is operating in compliance with all applicable laws, rules and regulations, including the Act and FCC Rules. The Midwest Systems currently provides one-way paging service in compliance with the Act and the FCC Rules and the Midwest Transmitter Sites are being operated by Aquis in compliance with the Act and the FCC Rules.

                  5.2. No Adverse Condition. Aquis has no knowledge of any condition imposed by the FCC on the Midwest System or Midwest Licenses which is neither: (i) set forth on the face of the Midwest Licenses as provided by Aquis to Alert or as available to the public on FCC databases; nor (ii) applicable to the CMRS industry generally.

                  5.3. No Pending Action. There is no pending or, to Aquis' knowledge, threatened action by the FCC or any other federal, state or local governmental authority or third party: (i) to suspend, revoke, terminate or challenge the Midwest System, any Midwest License or the Midwest Business; or (ii) that could preclude Aquis from entering into or consummating the transactions specified in this Agreement and the Purchase Agreement.

                  5.4. Exclusive Use. The Midwest Licenses grant Aquis the exclusive use of the frequency 931.1875 MHz within the service area defined in FCC Rules. Aquis is not a party to any intercarrier, frequency or facilities sharing agreement of any kind that might in any way affect Alert's rights to operate (under this Agreement) or acquire (under the Purchase Agreement) the Midwest System and/or the Assets to be Acquired.

                  5.5. Orders And Decrees. None of Aquis, the Midwest System, the Midwest Licenses, nor the Midwest Business are subject to any judicial or administrative order, or any ordinance or zoning restriction, which would materially and adversely affect or impose any condition on Aquis, the Midwest System, the Midwest Licenses or the Midwest Business.

                  5.6. Litigation. There is no judicial or administrative action, suit or proceeding, pending or, to Aquis' knowledge, threatened against or relating to Aquis, the Midwest System, the Midwest Licenses or the Midwest Business before the FCC or any federal, state or local court, arbitration tribunal or governmental authority which could, individually or in the aggregate: (i) result in the voluntary or involuntary transfer of any of the Midwest System or the Midwest Licenses; or (ii) adversely affect any or all of Aquis, the Midwest System, the Midwest Licenses or the Midwest Business or the transactions contemplated in this Agreement or the Purchase Agreement. Aquis knows of no facts establishing a reasonable basis for any such action, suit, proceeding or any governmental investigation relating to the same.


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                  5.7.     Compliance With Laws. Aquis is in compliance, in all
                           material respects, with all applicable laws, regulations and administrative orders of: (i) the United States, including, without limitation, the
                           FCC: (ii) any state; and (iii) any municipality, county, or other subdivision of any of the foregoing, to which Aquis, the Midwest System, the Midwest Licenses or the Midwest may be subject.

                  5.8. Taxes And Required Filings. With respect to the Midwest System, the Midwest Licenses and the Midwest Business, Aquis has filed all federal, state, local, foreign and other tax returns and reports of every nature required to be filed and has paid or will pay all taxes and other assessments due including, but not limited to, any pursuant to FCC-mandated requirements.

                  5.9. Third Party And Governmental Consents. No approval, consent, waiver, order or authorization of, or registration, qualification, declaration, or filing with, or notice to, any federal, state or local governmental authority or other third part is required on the part of Aquis in connection with the execution or performance of this Agreement.

                  5.10. Representation and Warranties in the Purchase Agreement. Aquis restates herein the representations and warranties made to Alert in the Purchase Agreement as if set forth in full herein, except to the extent already set forth herein in Sections 5 or 7 of this Agreement. Each of the representations and warranties of Aquis herein, and those representations and warranties made by Aquis in the Purchase Agreement, are made in this Agreement as of the Execution Date and again as of the Management Date.

         6. Representations Of Alert. As of the Execution Date, Alert knows of no material statement or omission of Aquis that gives rise to any: (i) material breach of its representations, warranties, or covenants under this Agreement or in connection with the purchase transaction; or (ii) basis on which the FCC would not issue its consent to assignment of the Midwest Licenses to Alert.

         7. Representations And Warrants Of The Parties. Each Party represents to each other Party as appropriate that: (i) it is a legal organization, duly organized and validly existing under the laws of the state of its organization; (ii) it has all necessary power, authority and capacity to enter into and perform the terms of this Agreement: (iii) this Agreement has been authorized by all necessary action; (iv) this Agreement has been duly executed by it and constitutes a valid and binding agreement enforceable in accordance with its terms; and (v) the execution, delivery and performance of this Agreement does not conflict with the Party's organizational documents or any indenture, mortgage, deed of trust, agreement or other instrument by which the Party is bound, and does not violate any law or regulation, or order or decree of any court applicable to the Party.


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         8.       FCC Compliance. The Parties agree to comply with all
                  applicable FCC Rules governing the Midwest Licenses and operation of the Midwest System and specifically agree as follows:

                  8.1. Alert may not represent itself as the de jure licensee of the Midwest System.

                  8.2. No Party will represent itself as the legal representative of any other Party before the FCC, but each Party will cooperate with the other Parties with respect to matters concerning implementation of this Agreement, the Midwest Licenses and the Midwest System.

                  8.3. In addition to all other obligations imposed on Aquis pursuant to this Agreement, Aquis will take all actions necessary to keep the Midwest Licenses valid and in full force and effect and Aquis will use its best efforts to submit to the FCC or any other governmental authority all reports, applications, renewals, filings or other documents necessary to keep the Midwest Licenses valid and in full force and effect during the Term of this Agreement.

                  8.4. Aquis and Alert are familiar with a de jure licensee's responsibilities under the Act and FCC Rules. Nothing in this Agreement is intended to diminish or restrict Aquis' remaining obligations as de jure licensee of the Midwest System. All Parties desire that this Agreement be carried out in compliance with FCC Rules. In the event that the FCC determines that any provision of this Agreement violates any FCC Rule, regulation or policy, the parties will make good faith efforts immediately to correct the problem to bring this Agreement into compliance consistent with the intent of the Parties.

         9. Aquis Covenants. In view of the fact that Alert anticipates committing substantial resources to meeting its obligations pursuant to this Agreement and must rely on the maintenance of the Midwest Licenses and Midwest System to carry out its responsibilities hereunder, Aquis covenants and agrees that it:

                  9.1. Aquis will not permit any liens or encumbrances to attach to the Midwest Licenses, the Midwest System or the Midwest Business and, if any such liens and encumbrances arise, Aquis will immediately cure and remove all such liens and encumbrances to the extent possible;

                  9.2. Will not take any action that would jeopardize any of the Midwest Licenses, the Midwest System, any leases of the Midwest Business, the Midwest Business itself or the rights of Alert under this Agreement or the Purchase Agreement;

                  9.3. Will immediately notify Alert of any pending or threatened action by the FCC or any other governmental agency, court or third party to suspend, revoke, terminate or challenge the Midwest Licenses, the Midwest System or the Midwest Business or to investigate the operation thereof; and


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                  9.4.     Will not interfere with Alert's exercise or
                           performance of its rights and obligations pursuant to this Agreement.

         10.      Indemnification.

                  10.1. Indemnification By Aquis. Aquis will defend, indemnify and hold Alert, any subsidiary or affiliate thereof, and its respective successors, officers, directors and controlling persons (the "Indemnified Alert Group") harmless from and against any and all losses, liabilities, damages, costs or expenses (including reasonable attorney's fees, penalties and interest) payable to or for the benefit of, or asserted by, any party resulting from, arising out of, or incurred as a result of: (i) the breach of any representation made by Aquis herein or in accordance herewith; (ii) the breach of any warranty or covenant made by Aquis herein or in accordance herewith; (iii) any claim, whether made before or after the Management Date, or any litigation, proceeding or governmental investigation, whether commenced before or after the Management Date, arising out of the business of operating the Systems prior to the Management Date, or otherwise arising out of any act or occurrence prior to, or any state of facts existing as of the Management Date (regardless of whether or not disclosed or known to Alert as of the Management Date) arising from any act or omission of Aquis; or (iv) Aquis failure to pay, perform or discharge any of its obligations, liabilities, agreements or commitments under this Agreement or under the Purchase Agreement.

                  10.2. Indemnification By Alert. Alert will defend, indemnity and hold Aquis, and its respective successors, officers, directors and controlling persons (the "Indemnified Aquis Group") harmless from and against all losses, liabilities, damages, costs or expenses (including reasonable attorney's fees, penalties and interest) payable to or for the benefit of, or asserted by, any party resulting from, arising out of, or incurred as a result of: (i) the breach of any representation made by Alert herein or in accordance herewith; (ii) the breach of any warranty or covenant made by Alert herein or in accordance herewith; (iii) any claim or any litigation, proceeding or governmental investigation arising out of Alert's operation of the Midwest Business after the Management Date; or (iv) Alert's failure to pay, perform or discharge any of its obligations, liabilities, agreements or commitments under this Agreement.

                  10.3. Surviva1 Of Covenants and Warranties. This Section 10 of this Agreement will survive the termination of this Agreement, and will be fully enforceable at law or in equity against such other Party and its successors and assigns for claims first made during the term of this Agreement or within a period of one
                           (1) year after the termination of this Agreement. Any investigation at any time made by or on behalf of (or any disclosure to) any Party will not diminish in any respect whatsoever its right to rely on the representations and warranties of any other Party.

                  10.4.    Notice Of Claims

                           10.4.1. Each Party will give prompt written notice to any other Party of any claim against the Party giving notice which might give rise to a claim by it against the other Party based upon the indemnity provisions contained herein, stating the nature and basis of the claim and the actual or estimated amount thereof;


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                           10.4.2.  Failure to give notice under Section 10.4.1
                                    hereof will not affect the obligation of the indemnifying Party to provide indemnification in accordance with the provisions of this Section 10 unless, and only to the extent that, such indemnifying Party is actually prejudiced thereby.

                           10.4.3. In the event that any action, suit or proceeding is brought against any member of the Indemnified Aquis Group or the Indemnified Alert Group with respect to which any Party may have liability under the indemnification provisions contained herein, the indemnifying Party will have the right, at its sole cost and expense, to defend such action in the name of or on behalf of the indemnified Party.

                           10.4.4. In connection with such action, suit or proceeding which might give rise to a claim by one Party against another Party based on the indemnity provisions in this Section 10, the Parties will render to each other such assistance as may reasonably be required in order to ensure the proper and adequate defense of any such action, suit or proceeding.

                           10.4.5. An indemnified Party will have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying Party, if representation of such indemnified Party by the counsel retained by the indemnifying Party would be inappropriate because of actual or potential differing interests between such indemnified Party and any other Party represented by such counsel.

                           10.4.6. No Party will make any settlement of any claim which might give rise to liability of another Party under the indemnification provisions contained herein without the written consent of such other Party, which consent such other Party covenants will not be unreasonably withheld.

                  10.5 Right of Set-Off. The Parties shall have a right of set-off under this Agreement and under the Escrow Agreement referred to in the Purchase Agreement for any breach of representation, warranty or covenant of the other Party in this Agreement or in the Purchase Agreement.

         11.      Term And Termination


                  11.1. Term. The "Term" of this Agreement will commence on the Management Date and end on the Termination Date as defined in Section 11.2 hereof.

                  11.2. Termination. This Agreement will automatically terminate ("Termination Date") upon which any of the following events occurs:

                           11.2.1. Purchase Consummation, in the event that Purchase Consummation occurs pursuant to the Purchase Agreement;

                           11.2.2. Termination of the Purchase Agreement on the Purchase Termination Date in the event that Purchase Consummation does not occur pursuant to the Purchase Agreement;

                           11.2.3. The loss, revocation or expiration without renewal of Midwest Licenses;

                           11.2.4. Otherwise, as mutually agreed by the Parties in writing.

         12. Notices. All notices or other communications which may be given or made pursuant hereto will be in writing and delivered by hand delivery, courier or facsimile transmission to the following:

                  If to Alert, to:                         with a copy to:

                  Alert Communications, L.L.C.             Hogan Marren & McCabill, Ltd.
                  600 South Federal St., Suite 504         205 N. Michigan, Suite 4300
                  Chicago, IL 60605                        Chicago, IL 60601
                  Attention: Housh Kboshbin                Attention: Alan B. Molotsky
                  Facsimile: (312) 913-0539                Facsimile: 312-946-9818

                  If to Aquis, to:                         With a copy to:

                  Aquis Wireless Communications, Inc.      Hodgson Russ LLP
                  1719A Route 10, Suite 300                One M&T Plaza, Suite 2000
                  Parsippany, NJ 07054                     Buffalo, NY 14203
                  Attention: Keith Powell, President       Attention: Joseph P. Galda
                  Facsimile: (973) 560-8060                Facsimile: (716) 848-0349

                  Each Party may designate by notice in writing a new address for it and/or its attorney to which any notice or communication may thereafter be given. Each notice or communications will be deemed sufficiently given and received for all purposes at such time as it is delivered to the addressee or at such time as delivery is refused by the addressee upon presentation.

         13, Amendment. This Agreement may not be amended, modified or changed except in writing signed by all Parties hereto.

         14. Successors And Assigns. Alert may assign its rights and delegate its duties under this Agreement with the consent of Aquis, which consent may not be unreasonably withheld or delayed; provided, however, that Alert may assign this Agreement to an affiliate or subsidiary of Alert without Aquis' prior consent and solely upon notice to Aquis that the Alert affiliate or subsidiary agrees to be bound by the terms of this Agreement and thereupon Alert will have no further obligations hereunder. Aquis may not assign its rights or delegate its duties under this Agreement without the prior consent of Alert, which consent may be denied in Alert's sole and unfettered discretion. This Agreement will be binding upon and inure to the benefit of the Parties hereto, and their respective heirs, representatives, successors and permitted assigns.

         15. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Illinois without giving effect to its principles of conflict of laws.

         16. Severability. In the event that any provision of this Agreement is held to be invalid, void, or illegal by the FCC, any governmental authority or court of competent jurisdiction, the remaining provisions of this Agreement will remain in full force and effect and this Agreement will be construed reasonably to preserve the original intent of the Parties hereto insofar as practical.

         17. Interpretation. This Agreement is to be construed fairly and simply and not strictly for or against any of the Parties hereto. The section headings contained herein are for convenience of reference only, are not part of this Agreement, and will not affect the meaning or interpretation of any provision hereof.

         18. Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement between the Parties with respect to the transactions contemplated hereby, and supersede all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein, except as may otherwise be specified in this Agreement and/or the Purchase Agreement.

         19. Business Days. "Business Days" for the purposes of this Agreement will be considered days on which federally-chartered banks in Illinois are open to the public for transaction of business.

         20. Counterparts. This Agreement may be executed in as many counterparts as may be required, and all counterparts will collectively constitute a single agreement

                  IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the Execution Date first written above.




                                            AQUIS WIRELESS COMMUNICATIONS, INC.

                                            By:      /s/ Keith J. Powell
                                               --------------------------------

                                            Name:        Keith J. Powell
                                                 ------------------------------

                                            Title:     President and CEO
                                                  -----------------------------


                                               ALERT COMMUNICATIONS, INC.

                                             By:     /s/ Housh Khoshbin
                                               --------------------------------

                                            Name:        Housh Khoshbin
                                                 ------------------------------

                                            Title:            CEO
                                                  -----------------------------


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